Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Douglas Ian Shaw	4 West Second Street
	Corporate Secretary	Riverhead, NY 11901
	(631) 727-5667	(631) 727-5667 (Voice) - (631) 727-3214 (FAX)
invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE THIRD QUARTER OF 2006

Riverhead, New York, October 16, 2006 — Suffolk Bancorp (NASDAQ—SUBK) today released the results of its operations during the third quarter of 2006. Earnings-per-share for the quarter were $0.60, an increase of 7.1 percent from $0.56 during the comparable period of 2005. Net income for the quarter was $6,168,000, up 5.5 percent from the same quarter last year. Earnings-per-share for the year to date were $1.65, an increase of 7.8 percent from $1.53 during the comparable period of 2005. Net income for the year to date was $17,031,000, up 4.5 percent from the same period last year. A detailed financial summary follows the text of this release.

President and Chief Executive Officer, Thomas S. Kohlmann, commented, “We are pleased to be able to report a 7.1 percent increase in earnings-per-share in comparison to the third quarter of 2005, return on average equity of 24.49 percent, return on average assets of 1.75 percent, and a net interest margin of 5.17 percent. Ratios like these are evidence of solid performance, and the first two are of direct and enduring importance to our shareholders and the value they derive from their investment in Suffolk Bancorp. This is the result of our disciplined approach to both sides of our balance sheet in the face of three main factors. First is the extended period of time during which the yield curve has been inverted for the terms in which we invest, resulting in a convergence of rates of both assets and liabilities. Second is competition for loans. Third has been what we believe are truly unsustainable rates for certain time deposits posted by institutions that have been willing to sacrifice profitability and therefore shareholder value to gain market share. This highly competitive environment has limited our opportunities to grow in the short term. The discerning reader will note that average assets at Suffolk increased by a modest 30 basis points. We have made a conscious decision to maintain our return to our shareholders to the extent that the market will permit, and bide our time while those institutions that have compromised loan quality or yield, or overpaid for deposits, are shaken out of the industry.”

He went on to say, “Our performance has been the result of our adherence to the ‘marginal-cost-of-funds approach’ to managing our balance sheet, where we make selective use of borrowed funds, and tightly focused deposit programs to accommodate our best customers to minimize increases in the cost of funds. Also supporting earnings per share has been the tax benefit of increased investment in municipal securities, and the effect of our ongoing share repurchase program. It is easy to overreact to competition in the short run, and much more difficult to remain focused in the long run. But we believe that it is our obligation to our shareholders, customers, and employees alike to be a steady partner in building their business and ours.”

Mr. Kohlmann concluded, “We will, of course, pursue select opportunities to grow, but only when they are consistent with our core business model, and likely to contribute shareholder value in the long term through enduring, profitable relationships with solid, reliable customers. We have been around for 116 years, and that is no accident. Current management, and those that have preceded us have long understood the wisdom of consistency, and the value of discipline in limiting our business practices at all times to those which are sustainable over the course of the full business cycle.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 27 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE October 16, 2006 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Q 2006	3rd Q 2005	Change	9 Mos. 2006	9 Mos. 2005	Change
EARNINGS
Earnings-Per-Share - Basic	$0.60	$0.56	7.1%	$1.65	$1.53	7.8%
Cash Dividends-Per-Share	0.22	0.20	10.0%	0.66	0.59	11.9%
Net Income	6,168	5,845	5.5%	17,031	16,302	4.5%
Net Interest Income	16,420	16,482	(0.4)%	49,244	47,878	2.9%

AVERAGE BALANCES
Average Assets	$1,406,066	$1,402,183	0.3%	$1,413,778	$1,389,996	1.7%
Average Net Loans	893,092	858,713	4.0%	899,929	849,146	6.0%
Average Investment Securities	415,837	427,191	(2.7)%	414,290	433,106	(4.3)%
Average Interest-Earning Assets	1,313,722	1,289,238	1.9%	1,316,909	1,285,772	2.4%
Average Deposits	1,164,313	1,233,442	(5.6)%	1,151,619	1,209,597	(4.8)%
Average Borrowings	127,959	45,535	181.0%	145,577	58,891	147.2%
Average Interest -Bearing Liabilities	852,458	829,747	2.7%	869,495	847,967	2.5%
Average Equity	100,724	98,820	1.9%	99,430	100,085	(0.7)%

RATIOS
Return on Average Equity	24.49%	23.66%	3.5%	22.84%	21.72%	5.2%
Return on Average Assets	1.75%	1.67%	4.8%	1.61%	1.56%	3.2%
Average Equity/Assets	7.16%	7.05%	1.6%	7.03%	7.20%	(2.4)%
Net Interest Margin (FTE)	5.17%	5.21%	(0.8)%	5.14%	5.04%	2.0%
Efficiency Ratio	52.18%	48.28%	8.1%	52.37%	50.58%	3.5%
Tier 1 Leverage Ratio Sept. 30	7.70%	7.16%	7.5%
Tier 1 Risk-based Capital Ratio Sept. 30	10.13%	9.91%	2.2%
Total Risk-based Capital Ratio Sept. 30	10.83%	10.79%	0.4%

ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$(98)	$(47)	108.5%	$3,246	$(49)	6,724.5%
Net Charge-offs/Average Net Loans (annual) at end of period:	(0.04)%	(0.02)%	100.0%	0.38%	(0.01)%	3,900.0%
Non-accrual & Restructured Loans	$1,355	$5,168	(73.8)%
Foreclosed Real Estate (“OREO”)	—	—	0.0%
Total Non-performing Assets	1,355	5,168	(73.8)%
Allowance/Non-performing Assets	555.50%	181.58%	205.9%
Allowance/Loans, Net of Discount	0.85%	1.06%	(19.8)%
Net Loans/Deposits	75.10%	71.59%	4.9%

EQUITY
Shares Outstanding	10,236,298	10,430,221	(1.9)%
Common Equity	$108,012	$100,700	7.3%
Book Value Per Common Share	10.55	9.65	9.3%
Tangible Common Equity	107,198	99,886	7.3%
Tangible Book Value Per Common Share	10.47	9.58	9.3%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$183,716	182,024	0.9%
Commercial Real Estate Mortgages	304,136	301,041	1.0%
Real Estate - Construction Loans	71,063	56,380	26.0%
Residential Mortgages (1st and 2nd Liens)	142,121	127,202	11.7%
Home Equity Loans	76,616	79,976	(4.2)%
Consumer Loans	108,557	135,395	(19.8)%
Other Loans	778	1,303	(40.3)%

Total Loans (Net of Unearned Discounts)	$886,987	$883,321	0.4%

PRESS RELEASE October 16, 2006 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,		Change
	2006	2005
ASSETS
Cash & Due From Banks	$54,458	$55,856	(2.5)%
Federal Funds Sold	13,300	5,700	133.3%
Investment Securities:
Available for Sale, at Fair Value	402,545	404,695	(0.5)%
Obligations of States & Political Subdivisions	10,323	11,138	(7.3)%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	4,131	1,930	114.0%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	417,737	418,501	(0.2)%

Total Loans	886,987	883,321	0.4%
Allowance for Loan Losses	7,527	9,384	(19.8)%

Net Loans	879,460	873,937	0.6%

Premises & Equipment, Net	22,127	22,609	(2.1)%
Accrued Interest Receivable, Net	7,446	6,274	18.7%
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	17,186	17,097	0.5%

TOTAL ASSETS	$1,412,528	$1,400,788	0.8%

LIABILITIES & STOCKHOLDERS’ EQUITY
Demand Deposits	$432,129	$439,470	(1.7)%
Saving, N.O.W. & Money Market Deposits	467,320	560,371	(16.6)%
Time Certificates of $100,000 or More	80,083	18,889	324.0%
Other Time Deposits	191,588	202,034	(5.2)%

Total Deposits	1,171,120	1,220,764	(4.1)%

Federal Home Loan Bank Borrowings	60,000	18,500	224.3%
Repurchase Agreements	52,935	37,275	42.0%
Dividend Payable on Common Stock	2,252	2,088	7.9%
Accrued Interest Payable	2,597	1,276	103.5%
Other Liabilities	15,612	20,185	(22.7)%

TOTAL LIABILITIES	1,304,516	1,300,088	0.3%

STOCKHOLDERS’ EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 10,236,298 and 10,430,221 shares outstanding at September 30, 2006 and 2005, respectively)	33,884	33,884	0.0%
Surplus	19,619	19,440	0.9%
Treasury Stock at Par (3,317,438 and 3,123,515 shares, respectively)	(8,294)	(7,809)	6.2%
Retained Earnings	63,917	55,727	14.7%

	109,126	101,242	7.8%

Accumulated Other Comprehensive (Loss) Income, Net of Tax	(1,114)	(542)	105.5%

TOTAL STOCKHOLDERS’ EQUITY	108,012	100,700	7.3%

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,412,528	$1,400,788	0.8%

PRESS RELEASE October 16, 2006 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended		Change	For the Year to Date		Change
	9/30/06	9/30/05		2006	2005
INTEREST INCOME
Federal Funds Sold	$63	$29	117.2%	$104	$80	30.0%
United States Treasury Securities	96	96	0.0%	287	288	(0.3)%
Obligations of States & Political Subdivisions	1,078	625	72.5%	2,838	1,529	85.6%
Mortgage-Backed Securities	1,961	2,295	(14.6)%	5,926	7,531	(21.3)%
U.S. Government Agency Obligations	1,218	1,222	(0.3)%	3,662	3,667	(0.1)%
Corporate Bonds & Other Securities	87	39	123.1%	258	114	126.3%
Loans	17,355	15,042	15.4%	51,139	42,600	20.0%

Total Interest Income	21,858	19,348	13.0%	64,214	55,809	15.1%

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	1,293	974	32.8%	3,606	2,663	35.4%
Time Certificates of $100,000 or more	594	147	304.1%	1,056	395	167.3%
Other Time Deposits	1,796	1,310	37.1%	4,895	3,487	40.4%
Federal Funds Purchased and Repurchase Agree	728	363	100.6%	2,234	852	162.2%
Interest on Other Borrowings	1,027	72	1,326.4%	3,179	534	495.3%

Total Interest Expense	5,438	2,866	89.7%	14,970	7,931	88.8%

Net-interest Income	16,420	16,482	(0.4)%	49,244	47,878	2.9%
Provision for Loan Losses	345	450	(23.3)%	945	1,125	(16.0)%

Net-interest Income After Provision	16,075	16,032	0.3%	48,299	46,753	3.3%

OTHER INCOME
Service Charges on Deposit Accounts	1,359	1,429	(4.9)%	4,213	4,199	0.3%
Other Service Charges, Commissions & Fees	915	657	39.3%	2,249	1,885	19.3%
Fiduciary Fees	298	297	0.3%	930	858	8.4%
Other Operating Income	178	145	22.8%	463	413	12.1%

Total Other Income	2,750	2,528	8.8%	7,855	7,355	6.8%

OTHER EXPENSE
Salaries & Employee Benefits	5,906	5,516	7.1%	17,919	16,595	8.0%
Net Occupancy Expense	956	911	4.9%	2,962	2,779	6.6%
Equipment Expense	531	478	11.1%	1,554	1,577	(1.5)%
Other Operating Expense	2,609	2,273	14.8%	7,466	6,984	6.9%

Total Other Expense	10,002	9,178	9.0%	29,901	27,935	7.0%

Income Before Provision for Income Taxes	8,823	9,382	(6.0)%	26,253	26,173	0.3%
Provision for Income Taxes	2,655	3,537	(24.9)%	9,222	9,871	(6.6)%

NET INCOME	$6,168	$5,845	5.5%	$17,031	$16,302	4.5%

Average: Common Shares Outstanding	10,247,565	10,494,505	(2.4)%	10,299,919	10,624,175	(3.1)%
Dilutive Stock Options	28,675	28,388	1.0%	29,227	28,762	1.6%

Average Total	10,276,240	10,522,893	(2.3)%	10,329,146	10,652,937	(3.0)%

EARNINGS PER COMMON SHARE
Basic	$0.60	$0.56	7.1%	$1.65	$1.53	7.8%
Diluted	$0.60	$0.56	7.1%	$1.65	$1.53	7.8%